CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

Enochian Biosciences, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated September 27, 2019 with respect to the financial statements of Enochian Biosciences, Inc., in its registration statement on Form S-3 relating to the registration of common stock up to the aggregate of $50,000,000. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 13, 2020